EXHIBIT 23(a)






INDEPENDENT AUDITORS' CONSENT




GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement of General Motors Corporation on Form S-8 of:

- our report dated January 16, 2002 (March 6, 2002 as to Note 25) appearing on page II-19 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2001;
- our report dated January 15, 2002 (March 7, 2002 as to Note 21) appearing on page IV-41 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2001;



/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
September 27, 2002
































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